Exhibit 4.4

Execution Version

ACQUICOR TECHNOLOGY INC.

8% CONVERTIBLE SENIOR NOTES DUE 2011

REGISTRATION RIGHTS AGREEMENT

December 19, 2006

Acquicor Technology Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue to CRT Capital Group LLC and Needham & Company, LLC (the “Initial Purchasers”), pursuant to the Purchase Agreement, dated December 18, 2006 (the “Purchase Agreement”), among the Initial Purchasers and the Company, $145,000,000 aggregate principal amount (plus up to an additional $21,750,000 aggregate principal amount) of its 8% Convertible Senior Notes due 2011 (the “Securities”) upon the terms and subject to the conditions set forth in such Purchase Agreement. The Securities will be convertible into shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) at the initial conversion rate of 136.426 shares of Common Stock per each $1,000 principal amount of Securities, subject to adjustment in certain circumstances. The Securities will be issued pursuant to an Indenture dated as of December 19, 2006 (the “Indenture”), among the Company and U.S. Bank National Association as Trustee (the “Trustee”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of conditions to the obligations of the Initial Purchasers thereunder, the Company agrees with the Initial Purchasers for the benefit of Holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

1. Definitions.

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. As used in this Registration Rights Agreement (this “Agreement”), the following defined terms shall have the following meanings:

“Additional Interest” has the meaning assigned thereto in Section 7(a) hereof.

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Amount” means, at the time of computation of any Additional Interest, the principal amount of the Securities then outstanding that are Registrable Securities.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York, State of New York are authorized or obligated by law or executive order to close.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“DTC” means The Depository Trust Company.

“Effectiveness Period” has the meaning assigned thereto in Section 2(b)(i) hereof.

“Effective Time” means the time at which the Commission declares any Shelf Registration Statement effective or at which time any Shelf Registration Statement otherwise becomes effective.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Holder” means any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

“Indenture” means the Indenture, dated as of December 19, 2006, by and between the Company and U.S. Bank National Association, pursuant to which the Securities are to be issued, and as amended and supplemented from time to time in accordance with its terms.

“Issue Date” means the first date of original issuance of the Securities.

“Majority of Holders” means Holders holding over fifty percent (50%) of the aggregate principal amount of Registrable Securities outstanding.

“Managing Underwriter” has the meaning assigned thereto in Section 8 hereof.

“Notice and Questionnaire” means a Selling Security Holder Notice and Questionnaire substantially in the form of Appendix A hereto.

“Notice Holder” has the meaning assigned thereto in Section 3(a)(i) hereof.

The term “person” means an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the Offering of any portion of the Registrable Securities covered by any Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Securities Act or the Exchange Act and incorporated by reference therein.

“Registrable Securities” means all or any portion of the Securities issued from time to time under the Indenture and the shares of Common Stock issuable upon conversion of the Securities, provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

“Restricted Security” means any Security or share of Common Stock issuable upon conversion thereof except any such Security or share of Common Stock that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto) or (iii) has otherwise been transferred and a new Security or share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with Section 2.6 of the Indenture.

“Registration Default” has the meaning assigned thereto in Section 7(a) hereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shelf Registration” means a registration effected pursuant to Section 2 hereof.

“Shelf Registration Statement” means a shelf registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement and Prospectus, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement and Prospectus, and any additional shelf registration statements filed under the Securities Act to permit the registration and sale of Registrable Securities pursuant to Section 3(a)(ii) hereof.

“Stockholder Approval Date” means the date the Company’s stockholders approve the merger of the Company’s wholly-owned subsidiary with and into Jazz Semiconductor, Inc. (“Jazz”) pursuant to the Agreement and Plan of Merger dated as of September 26, 2006 by and among the Company, Joy Acquisition Corp., Jazz and TC Group, L.L.C., as Jazz’s stockholders’ representative and the proposal to increase the Company’s authorized shares of Common Stock sufficient to allow for the of the issuance of shares upon conversion of the Securities.

“Suspension Period” has the meaning assigned thereto in Section 2(c) hereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, as the same shall be amended from time to time.

The term “underwriter” means any underwriter, or any person deemed to be an underwriter pursuant to the Securities Act and Exchange Act and the respective rules and regulations thereunder, as in effect at any relevant time, of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

Wherever there is a reference in this Agreement to a percentage of the “principal amount” of Registrable Securities or to a percentage of Registrable Securities, each share of Common Stock issued upon conversion of the Securities which is a Registrable Security shall represent a principal amount or percentage of Registrable Securities determined based on the aggregate principal amount of Securities that were converted into shares of Common Stock (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, reorganizations and like events) as of the date of determination.

2. Shelf Registration.

(a) The Company shall, as soon as practicable after the Stockholder Approval Date, but no later than ninety (90) calendar days following the Stockholder Approval Date, file with the Commission a Shelf Registration Statement to provide for the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and, thereafter, shall use its reasonable best efforts to cause such initial Shelf Registration Statement to be declared effective under the Securities Act no later than one hundred and eighty (180) calendar days following the Stockholder Approval Date; provided, however, that, except for rights of securityholders under existing registration rights agreements, only Holders who are Notice Holders shall be entitled to be named as a selling securityholder in any Shelf Registration Statement as of the date it is declared effective or to use the Prospectus forming a part thereof for offers and resales of Registrable Securities. Except for rights of securityholders under existing registration rights agreements, none of the Company’s securityholders (other than Holders of Registrable Securities) shall have the right to include any of the Company’s other securities in the Shelf Registration Statement. Notwithstanding anything to the contrary contained herein, neither the Company nor any of its subsidiaries or Affiliates shall disclose the name of any investors in any filing, announcement, release or otherwise without the prior written consent of the applicable investor. The receipt of a Notice and Questionnaire shall be considered a valid consent for the purposes of this Section 2 for use of the information contained in such Notice and Questionnaire.

(b) Subject to Section 2(c) hereof, the Company shall use its reasonable best efforts:

(i) to keep any Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 3(j) hereof, in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of: (w) two years from the date of its effectiveness, (x) that date when all of the Holders of Registrable Securities are able to sell all Registrable Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto, (y) that date when all Registrable Securities registered under the Shelf Registration Statements have been sold, or (z) that date when all Registrable Securities have ceased to be outstanding (such period being referred to herein as the “Effectiveness Period”); and

(ii) after the Effective Time of the initial Shelf Registration Statement, to take the actions provided for in Section 3(a)(ii) hereof after the receipt of a completed and signed Notice and Questionnaire from any Holder of Registrable Securities that is not then a Notice Holder; provided, however, that nothing in this subparagraph shall relieve such holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(i) hereof.

(iii) If at any time the Securities are convertible into securities other than Common Stock, the Company shall, or shall cause any successor under the Indenture to, cause such securities to be included in the Shelf Registration Statement no later than the date on which the securities may then be convertible into such securities.

(c) After the Effective Time of the initial Shelf Registration Statement, the Company may suspend the use of any Prospectus by written notice to the Notice Holders for a period not to exceed an aggregate of ninety (90) calendar days in any 12-month calendar period and not in excess of forty-five (45) consecutive calendar days in any such 12-month calendar period (each such period, a “Suspension Period”) if:

(i) an event has occurred and is continuing, as a result of which the Shelf Registration Statement would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(ii) the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the Company and its subsidiaries taken as a whole.

(d) The Company represents and warrants that it meets the requirements for the use of Form SB-2 or S-1 for registration of the sale by the Holders of the Registrable Securities, subject to interpretations by the staff of the Commission that prohibit the reliance on Rule 415(a)(1)(ii) where the amount of securities being registered exceeds certain thresholds. The Company agrees to file all reports required to be filed by the Company with the Commission in a timely manner so as to become eligible, and thereafter to maintain its eligibility, for the use of Form S-3. The Company confirms that it expects to meet the registration eligibility and transaction requirements for use of Form S-3 (or any successor form) at the time it files the Shelf Registration Statement. In the event it is not so eligible at such time, not later than five (5) Business Days after the Company first meets the registration eligibility and transaction requirements for the use of Form S-3 (or any successor form) for registration of the offer and sale by the Holders of Registrable Securities, the Company shall file a Registration Statement on Form S-3 (or such successor form) with respect to the Registrable Securities covered by the Registration Statement on Form SB-2 or Form S-1, whichever is applicable, filed pursuant to Section 2(a) (and include in such Registration Statement on Form S-3 the information required by Rule 429 under the 1933 Act) or convert the Registration Statement on Form SB-2 or Form S-1, whichever is applicable, filed pursuant to Section 2(a) to a Form S-3 pursuant to Rule 429 under the 1933 Act and cause such Registration Statement (or such amendment) to be declared effective no later than forty-five (45) days after filing.

3. Registration Procedures.

In connection with the Shelf Registration Statements, the following provisions shall apply:

(a) i) not less than thirty (30) calendar days prior to the time the Company in good faith intends to have the initial Shelf Registration Statement declared effective, the Company shall distribute the Notice and Questionnaire to the Holders of Registrable Securities. The Company shall take action to name as a selling securityholder in the initial Shelf Registration Statement at the Effective Time each Holder that completes, executes and delivers a Notice and Questionnaire to the Company (a “Notice Holder”) prior to or on the twentieth (20th) calendar day after such Holder’s receipt thereof so that such Holder is permitted to deliver the Prospectus forming a part thereof to purchasers of such Holder’s Registrable Securities in accordance with applicable law. The Company shall not be required to take any action to name any Holder as a selling securityholder in the initial Shelf Registration Statement at the time of its effectiveness or to enable any Holder to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder has returned a completed and signed Notice and Questionnaire to the Company in a timely manner as provided above.

(ii) After the Effective Time of the initial Shelf Registration Statement, the Company shall, upon the request of any Holder of Registrable Securities that is not then a Notice Holder, promptly send a Notice and Questionnaire to such Holder. After the Effective Time of the initial Shelf Registration Statement, the Company shall, subject to the provisos below (A) as promptly as reasonably practicable, after the date a completed and signed Notice and Questionnaire is delivered to the Company, and in any event within ten (10) Business Days or, if the Company is required to file with the Commission a new Shelf Registration, forty-five (45) calendar days, after such date, prepare and file with the Commission (1) a supplement to the Prospectus or, if required by applicable law, a post-effective amendment to the Shelf Registration Statement or an additional Shelf Registration Statement, and (2) any other document required by applicable law, so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in a Shelf Registration Statement and is permitted to deliver the Prospectus to purchasers of such Holder’s Registrable Securities in accordance with applicable law, and (B) use its reasonable best efforts to cause any post-effective amendment or such additional Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable thereafter; provided, however, that if a Notice and Questionnaire is delivered to the Company during a Suspension Period, the Company shall not be obligated to take the actions set forth in this clause (ii) until the termination of such Suspension Period and provided further that (a) the Company may take reasonable steps to aggregate the addition of the Securities of more than one Holder for purposes of filing amendments to the Shelf Registration Statement or supplements to the Prospectus to reduce the need for multiple amendments or supplements, including delaying the filing of any amendment or supplement for up to 30 days from the initial request in order to aggregate the addition of Securities from other Holders and (b) the Company will not be required to file more than two amendments or supplements in any ninety (90) day period.

(b) The Company shall furnish to each Notice Holder no fewer than five (5) Business Days prior to the initial filing of the Shelf Registration Statement, a copy of such Shelf Registration Statement, and shall use its reasonable best efforts to reflect in such document when so filed with the Commission such comments as such holders and their respective counsel reasonably may propose; provided, however, that the Company shall make the final decision as to the form and content of each such document. If any Shelf Registration Statement refers to any Notice Holder by name or otherwise as the holder of any securities of the Company, then such Notice Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Notice Holder, to the effect that the holding by such Notice Holder of such securities is not to be construed as a recommendation by such Notice Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Notice Holder will assist, in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Notice Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Notice Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

(c) The Company shall promptly take such action as may be necessary so that (i) each of the Shelf Registration Statements and any amendment or supplement thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, as in effect at any relevant time, (ii) each of the Shelf Registration Statements and any amendment or supplement thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) each Prospectus forming a part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, in the form delivered to purchasers of the Registrable Securities during the Effectiveness Period, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of circumstances in which they were made, not misleading, and (iv) a Prospectus filed in compliance with Rule 424 (or any similar provision then in force) under the Securities Act shall be filed within two (2) Business Days of the time the Shelf Registration Statement becomes effective.

(d) The Company shall promptly give notice to each Notice Holder, and shall confirm such notice in writing if so requested by any such Notice Holder (which notice pursuant to clauses (iii)-(vi) hereof shall be accompanied by an instruction to such Holders to suspend the use of the Prospectus until the requisite changes have been made, which notice need not specify the nature of the event giving rise to such suspension):

(i) when the initial Shelf Registration Statement has been filed with the Commission and when the initial Shelf Registration Statement has become effective;

(ii) when any supplement to the Prospectus, Shelf Registration Statement or post-effective amendment to a Shelf Registration has been filed with the Commission and, with respect to a Shelf Registration Statement or any post-effective amendment, when the same has been declared effective by the Commission;

(iii) of any request by the Commission for amendments or supplements to any effective Shelf Registration Statement or the Prospectus included therein or for additional information;

(iv) of the issuance by the Commission of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation of any proceedings for such purpose;

(v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(vi) of the happening of any event or the existence of any state of facts that requires the making of any changes in any Shelf Registration Statement or the Prospectus included therein so that, as of such date, such Shelf Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Company shall use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of any Shelf Registration Statement.

(f) The Company shall, as promptly as reasonably practicable, furnish to each Notice Holder, upon their request and without charge, at least one conformed copy of the Shelf Registration Statement and any amendment or supplement thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Notice Holder).

(g) The Company shall, during the Effectiveness Period, deliver to each Notice Holder, without charge, as many copies of each Prospectus in which the Notice Holder is listed as a selling securityholder included in the applicable Shelf Registration Statement and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company consents (except during a Suspension Period or during the continuance of any event described in Section 3(d) (iii)-(vi) above, limited, in the case of Section 3(d)(v), to the jurisdiction in question thereunder) to the use of the Prospectus and any amendment or supplement thereto by each of the Notice Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.

(h) Prior to any offering of Registrable Securities pursuant to a Shelf Registration Statement, the Company shall (i) register or qualify or cooperate with the Notice Holders and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky “laws of such jurisdictions within the United States as any Notice Holder may reasonably request in writing, (ii) keep such registrations or qualifications or exemptions therefrom in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Notice Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to such Shelf Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h), or (B) subject itself to general or unlimited service of process or taxation in any such jurisdiction if it is not otherwise so subject.

(i) Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Notice Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Shelf Registration Statement, which certificates, if so required by any securities market or exchange upon which any Registrable Securities are quoted or listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Notice Holders may reasonably request in connection with the sale of Registrable Securities pursuant to such Shelf Registration Statement.

(j) Upon the occurrence of any event or the existence of any fact contemplated by paragraph 3(d)(vi) above, subject to the Company’s rights under Section 2(c) hereof to initiate a Suspension Period, the Company shall promptly, but in any event within ten (10) Business Days following such occurrence or existence, prepare and file (and have declared effective) a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus included therein or file any other document with the Commission (except, to the extent the Company determines in good faith that the disclosure of such event at such time would not be in the best interests of the Company) so that, as thereafter delivered to purchasers of the Registrable Securities, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Notice Holders of the occurrence of any event or the existence of any fact contemplated by paragraph 3(d)(vi) above, the Notice Holder shall suspend the use of the Prospectus and keep the notification provided pursuant to paragraph 3(d)(vi) above confidential until (i) such Notice Holder has received copies of the supplemented or amended Prospectus contemplated by the preceding sentence or (ii) such Notice Holder is advised in writing by the Company that the use of the Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Notwithstanding the foregoing, but subject to Section 8 hereof, the Company shall not be required to amend or supplement the Shelf Registration Statement, any related Prospectus or any document incorporated by reference as provided in Section 2(c) with respect to Suspension Periods.

(k) Not later than the Effective Time of a Shelf Registration Statement, the Company shall provide a CUSIP number for the debt securities to be sold pursuant to a Shelf Registration Statement.

(l) The Company shall use reasonable best efforts to comply with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, as in effect at any relevant time, and make generally available to its securityholders earnings statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than ninety (90) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year), or such shorter period as required by the Securities Act and the Exchange Act and the respective rules and regulations thereunder, as in effect at any relevant time.

(m) Not later than the Effective Time of the initial Shelf Registration Statement, the Company shall use its reasonable best efforts to cause the Indenture to be qualified under the Trust Indenture Act; in connection with such qualification, the Company shall cooperate with the Trustee under the Indenture to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and the Company shall execute, and shall use reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in this Section 3(m) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n) The Company shall make reasonably available for inspection by one or more representatives of the Notice Holders, designated in writing by a Majority of Holders whose Registrable Securities are included in a Shelf Registration Statement, any underwriter participating in any disposition pursuant to any Shelf Registration Statement, and any attorney, accountant or other agent retained by such Notice Holders or any such underwriter (i) all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (other than records and documents that the Company agreed contractually not to disclose), and (ii) cause the Company’s officers, directors and employees to make available for inspection all information (other than information the Company agreed contractually not to disclose) reasonably requested by such Notice Holders or any such underwriter, attorney, accountant or agent in connection with such Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that such persons shall, at the Company’s request, first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery or inspection, as the case may be, of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality or the content of such disclosure was already known and independently developed by the relevant Notice Holder; provided further, however, that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Notice Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Notice Holders and other parties.

(o) The Company will use its reasonable best efforts to cause the Common Stock issuable upon conversion of the Securities to be quoted or listed on the American Stock Exchange or other market or stock exchange on which the Common Stock primarily trades on or prior to the Effective Time of each Shelf Registration Statement hereunder.

(p) The Company will cooperate and assist in any filings required to be made with National Association of Securities Dealers, Inc or other market or stock exchange on which the Common Stock may trade.

(q) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by each Shelf Registration Statement contemplated hereby, including, without limitation, entering into an underwriting agreement in customary form (if the distribution of Registrable Securities is to be made pursuant to an underwritten public offering) and such other customary agreements as may be necessary, desirable or appropriate, and taking all such other necessary actions in connection therewith.

(r) The Company shall:

(i) (A) make reasonably available for inspection by requesting Notice Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney selected in accordance with Section 4 hereof, one accountant and any other agent retained by such holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (B) cause the Company’s officers, directors and employees to supply all information reasonably requested by such holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential by such holders and any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the requesting Notice Holders and the other parties entitled thereto by one counsel designated by and on behalf of Notice Holders and other parties;

(ii) in connection with any underwritten offering conducted pursuant to Section 8 hereof, make such representations and warranties to the Notice Holders participating in such underwritten offering and to the Managing Underwriter, in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings of equity and convertible debt securities;

(iii) in connection with any underwritten offering conducted pursuant to Section 8 hereof, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriter) addressed to each requesting Notice Holder, covering such matters as are customarily covered in opinions requested in primary underwritten offerings of equity and convertible debt securities and such other matters as may be reasonably requested by such Notice Holders and underwriters (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Time or the date of the most recent post-effective amendment thereto, as the case may be, the absence from the Shelf Registration Statement and the Prospectus, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading);

(iv) in connection with any underwritten offering conducted pursuant to Section 8 hereof, obtain “cold comfort” letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each requesting Notice Holder (if such Notice Holder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings;

(v) in connection with any underwritten offering conducted pursuant to Section 8 hereof, deliver such documents and certificates as may be reasonably requested by any Notice Holders and the Managing Underwriter, if any, including without limitation certificates to evidence compliance with Section 3(j) hereof and with any conditions contained in the underwriting agreement or other agreements entered into by the Company.

4. Registration Expenses.

The Company shall bear all fees, costs and expenses incurred in connection with the performance by the Company of all of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Shelf Registration Statements are declared effective. Such fees, costs and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc., and (B) of compliance with United States federal and state securities or “blue sky” laws (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with “blue sky” qualifications of the Registrable Securities under the laws of such jurisdictions as a Majority of Holders whose Registrable Securities are included in a Shelf Registration Statement may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Shelf Registration Statement, Prospectus and other documents delivered to any Holder hereunder, (iv) fees and disbursements of counsel and independent accountants for the Company in connection with the Shelf Registration Statement, and (v) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock. In addition, the Company shall bear or reimburse the Notice Holders for the reasonable fees and disbursements of one firm of legal counsel for the Holders, which shall initially be counsel to the Initial Purchasers, but which may, upon the written consent of a Majority of Holders, be another nationally recognized law firm experienced in securities law matters designated by the Company. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

5. Indemnification and Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Notice Holder, the Initial Purchasers, any underwriter that participates in an offering of Securities under the Shelf Registration Statement, each person, if any, who controls any such Notice Holder, Initial Purchaser or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of any such Notice Holder, the Initial Purchasers, any such underwriter or any controlling person, from and against any loss, claim, damage, liability, cost or expense whatsoever as incurred (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such loss, claim, damage, liability, cost or expense (or action in respect thereof) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any amendment thereto or supplement thereof or any related preliminary prospectus or the Prospectus or any amendment thereto or supplement thereof, or arises out of, or is based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance in which they were made, not misleading; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of, or is based upon, any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein; provided, further, however, that the Company shall not be liable to any such indemnified party in any such case to the extent that such loss, claim, damage, liability, cost or expense arises from an offer or sale by a Notice Holder of Registrable Securities during a Suspension Period, if such indemnified party is a Notice Holder that received from the Company a notice of the commencement of such Suspension Period prior to the making of such offer or sale. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any indemnified party, and the Company hereby confirms that it will indemnify the indemnified party with respect to any breach by the Company of its indemnity obligations hereunder. The Company shall not be liable under this Section 5(a) for any settlement of any action effected without its written consent, which shall not be unreasonably withheld. In addition, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from the Prospectus, the Company shall not be liable to any Notice Holder or underwriter (or the directors and officers of any Notice Holder or underwriter or any person controlling such Notice Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from whom the person asserting any such loss, claims, damages or liabilities purchased the Registrable Securities concerned, to the extent that any such loss, claims damages or liabilities of such person results from the fact that there was not sent or given to such person, at or prior to the written confirmation of such sale of such Registrable Securities to such person, a copy of the Prospectus, as amended or supplemented, if the Company had previously furnished copies thereof to such Notice Holder or underwriter. Any amounts advanced by the Company to an indemnified party pursuant to this Agreement shall be returned to the Company if it shall be finally determined by a court of competent jurisdiction, not subject to appeal, that such indemnified party was not entitled to indemnification by the Company.

(b) Indemnification by the Notice Holders. Each Notice Holder, severally and not jointly, shall indemnify and hold harmless the Company, the Initial Purchasers, each underwriter, each other Holder, each person, if any, who controls the Company, an Initial Purchaser, any underwriter or another Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Company, the Initial Purchasers, any underwriter, any other Holder or any controlling person, from and against any loss, claim, damage, liability, cost or expense whatsoever as incurred (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such loss, claim, damage, liability, cost or expense (or action in respect thereof) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any amendment thereto or any related preliminary prospectus or the Prospectus or any amendment thereto or supplement thereof, or arises out of, or is based upon, the omission or alleged omission to state therein, in light of the circumstances in which they were made, any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission made therein was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Notice Holder specifically for use therein. In no event shall the liability of any selling Notice Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Notice Holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such indemnification obligation. The foregoing indemnity agreement is in addition to any liability that any Notice Holder may otherwise have to the Company, the Initial Purchasers and any such other person.

(c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under this Section 5 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 5 (except to the extent the defense of such claim or action has been materially prejudiced by such failure). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and its respective officers, directors, partners, employees, representatives, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 5 if (i) employment of such counsel has been authorized in writing by the indemnifying party, or (ii) such indemnifying party shall not have employed counsel satisfactory to the indemnified party to have charge of the defense of such proceeding within thirty (30) days of the receipt of notice thereof, or (iii) such indemnified party shall have reasonably concluded that the representation of such indemnified party and those officers, directors, partners, employees, representatives, agents and controlling persons by the same counsel representing the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them or where there may be one or more defenses available to them that are different from, additional to or in conflict with those available to the indemnifying party, and in any such event ((i), (ii) or (iii)) the fees and expenses of such separate counsel shall be paid by the indemnifying party as incurred. It is understood that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm (in addition to local counsel in each jurisdiction) for all indemnified parties in connection with any proceeding or related proceedings. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action, suit or proceeding in respect of which indemnity or contribution may be or could have been sought hereunder (whether or not the indemnified party or parties are actual or potential parties thereto) unless (A) such settlement, compromise or judgment (1) includes an unconditional release of such indemnified party from all liability arising out of such claim, investigation, action, suit or proceeding, and (2) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, and (B) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d) Contribution. If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the registration of the Registrable Securities pursuant to the Shelf Registration, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 5(d). The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. Notwithstanding any other provision of this Section 5(d), no Holder of the Registrable Securities shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of its Registrable Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each officer, director, partner, employee, representative or agent of an indemnified party, and each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act, shall have the same rights to contribution as such indemnified party and each officer, director, partner, employee, representative and agent of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, shall have the same rights to contribution as the Company. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective amount of Registrable Securities they have sold pursuant to a Shelf Registration Statement and not joint. The remedies provided for in this Section 5(d) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Company shall not be liable for contribution with respect to any actions, suit, proceeding, or claim settled, compromised, or with respect to which entry of a judgment was consented to by the person seeking contribution, without the Company’s written consent, which consent shall not be unreasonably withheld.

(e) Undertaking. The Company may require, as a condition to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking from the Holder and any such underwriter to comply with the provisions of this Section 5.

(f) Survival. The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any underwriter, any Holder, any officer, director, partner, employee, representative or agent of the Initial Purchasers, any underwriter, or any Holder, or any person controlling an Initial Purchaser, any underwriter or any Holder, or by or on behalf of the Company, its officers, directors, partners, employees, representatives or agents or any person controlling the Company, and (iii) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. Holder’s Obligations.

Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 3(a) hereof (including all the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees to promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law, pursuant to comments from the Commission or as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Notice Holder shall constitute a representation and warranty by such Notice Holder that the information relating to such Notice Holder and its plan of distribution is as set forth in the Prospectus delivered by such Notice Holder in connection with such disposition, that such Prospectus does not, as of the time of such sale, contain any untrue statement of a material fact relating to such Notice Holder or its plan of distribution, and that such Prospectus does not, as of the time of such sale, omit to state any material fact relating to or provided by such Notice Holder or its plan of distribution necessary in order to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Notice Holder.

7. Additional Interest.

(a) If:

(i) on or prior to the one hundred and eightieth (180th) day following the Stockholder Approval Date, such initial Shelf Registration Statement is not declared effective by the Commission, or

(ii) after the effectiveness date of any Shelf Registration Statement, (A) such Shelf Registration Statement ceases to be effective or usable for the offer and sale of Registrable Securities (other than due to a Suspension Period), and the Company fails to file (and have declared effective), within five (5) Business Days, a post-effective amendment to such Shelf Registration Statement or amendment or supplement to the Prospectus contained therein or such other document with the Commission to make such Shelf Registration Statement effective or such Prospectus usable, or (B) the Suspension Periods exceed ninety (90) calendar days, whether or not consecutive, in any 12-month calendar period, or

(iii) the Company shall have failed to timely comply with any of its obligations set forth in Section 3(a)(ii) hereof, provided that such failure is not solely due to the failure of a Holder of Registrable Securities to perform its obligations set forth in Section 3(a)(i) hereof (each of (i) through (iii) a “Registration Default”), the Company shall be required to pay additional interest (“Additional Interest”) with respect to the Securities then outstanding that are Registrable Securities, from and including the day following such Registration Default to but excluding the day on which such Registration Default is cured, at a rate per annum equal to an additional one-quarter of one percent (0.25%) per annum of the Applicable Amount during the first 90 days following the date of a Registration Default and increasing at the end of such 90-day period by an additional one-quarter of one percent (0.25%) per annum to a maximum amount of one-half of one percent (0.50%) per annum. The Company shall notify the Trustee as promptly as possible, but in no event later than three (5) Business Days after each and any date on which a Registration Default occurs. The requirement of the Company to pay Additional Interest ceases on the day such Registration Default is cured.

(b) Any amounts to be paid as Additional Interest pursuant to paragraph (a) of this Section 7 shall be paid by wire transfer of immediately available funds or by federal funds check on the first interest payment date in respect of the Securities following the date on which such Additional Interest begins to accrue.

(c) A Registration Default pursuant to paragraph (a)(ii) or (iii) above may not occur during any Suspension Period, and any Registration Default pursuant to paragraph (a)(ii) or (iii) above in existence at the commencement of any Suspension Period shall be tolled and the Additional Interest rate shall not be increased because of such Registration Default during such Suspension Period. Notwithstanding anything herein to the contrary, during the occurrence of any Registration Defaults, offers and sales of transfer restricted Securities pursuant to the Shelf Registration Statement shall be prohibited.

(d) In no event shall Holders who have converted Securities into Common Stock be entitled to receive any Additional Interest with respect to such Common Stock or the issue price of the Securities converted.

(e) The Additional Interest as set forth in this Section 7 shall be the exclusive cash remedy available to the Holders of Registrable Securities for such Registration Default. In no event shall the Company be required to pay Additional Interest in excess of the applicable maximum amount of one-half of one percent (0.5%) per annum as set forth above, or eight and one-half percent (8.50%) per annum when combined with the stated interest on the Securities, regardless of whether one or multiple Registration Defaults exist.

8. Underwritten Offering.

Subject to any registration obligations outstanding prior to the date hereof, any holder of Registrable Securities who desires to do so may sell Registrable Securities (in whole or in part) in an underwritten offering; provided, however, the Company shall not be required to facilitate an underwritten offering pursuant to the Shelf Registration Statement by any holders unless the offering relates to at least $27,000,000 principal amount of Securities or the equivalent number of shares of Common Stock in which such Securities are convertible. In any such underwritten offering, the investment banker or investment bankers and manager or managers (the “Managing Underwriter”) that will administer the offering will be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by, the holders of a majority of the Registrable Securities to be included in such offering; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company and that the Company shall not be required to arrange for or participate in more than two underwritten offerings during the Effectiveness Period. No holder may participate in any underwritten offering contemplated hereby unless (a) such holder agrees to sell such holder’s Registrable Securities to be included in the underwritten offering in accordance with any approved underwriting arrangements, (b) such holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (c) if such holder is not then a Notice Holder, such holder returns a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(ii) hereof within a reasonable amount of time before such underwritten offering. The holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 4 hereof, expenses of their own counsel. The Company shall pay all expenses customarily borne by issuers, including but not limited to filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing or the provisions of Section 3(n) hereof, in connection with a request from the Managing Underwriter or a representative of a Majority of Holders to be included in an underwritten offering for the Company to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to ninety (90) days if the Company is in possession of material non-public information the disclosure of which would have a material adverse effect on the business, operations, prospects, condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

9. Rule 144A and 144.

(a) The Company shall use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and if at any time the Company is not required to file such reports, the Company covenants to the Holders of the Registrable Securities that the Company shall use its reasonable best efforts to make available, upon request of any holder of Registrable Securities, to such holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities designated by such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A of the Securities Act.

(b) The company shall use commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 of the Securities Act) and the rules and regulations adopted by the Commission thereunder, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it had complied with such requirements.

(c) Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company to register any of its Securities pursuant to the Exchange Act.

10. Miscellaneous.

(a) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Initial Purchasers and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Initial Purchasers and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Notice Holders under Section 7 hereof, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

(b) Amendments and Waivers. This Agreement, including this Section 10(b), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by the Company and a Majority of Holders provided that any amendment that adversely affects the Initial purchasers shall also require the consent of the Initial Purchasers. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 10(b), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(c) Other Registration Rights. The Company may in the future grant registration rights that would permit any Person that is a third party the right to piggy-back on any Shelf Registration Statement; provided that if the Managing Underwriter, if any, of such offering notifies the Notice Holders that the total amount of securities which they and the holders of such piggy-back rights intend to include in any Shelf Registrations Statement is so large as to materially adversely affect the success of such offering (including the price at which such securities can be sold), then only the amount, the number or kind of securities to be offered for account of holders of such piggy-back rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by the Managing Underwriter prior to the reduction in the amount of Registrable Securities to be included.

(d) Third Party Beneficiary. The holders of Registrable Securities shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of holders of Registrable Securities hereunder.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing, shall be delivered by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier (provided notice is also given by some other means permitted by this Section 10(e)), (iii) one Business Day after being deposited with such courier, if made by overnight courier, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(x)
if to a Holder of Registrable Securities, at the address that appears in the security register maintained pursuant to the Indenture (in the case of holders of Notes) and at the address maintained by the Company’s transfer agent (in the case of holders of shares);

(y)	if to the Company, to:

Acquicor Technology Inc.
4910 Birch Street, #102
Newport Beach, CA 92660
Attention: Secretary
Telephone: (949) 759-3434
Facsimile: (949) 266-9020

with a copy to:

Cooley Godward Kronish LLP
101 California Street, 5th Floor
San Francisco, CA 92660
Attention: Gian-Michele aMarca
Facsimile: (415) 693-2222

(z)
if to the Initial Purchasers, to (i) CRT Capital Group LLC, 262 Harbor Drive, Stamford, CT 06902, Attention: Christopher Chase and (ii) to Needham & Company LLC, 3000 Sand Hill Road, B2 Suite 190, Menlo Park CA, 94025, Attention: Joseph Dews;

with a copy to:

Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110
Attention: John R. Utzschneider
Facsimile: (617) 951-8736

or to such other address as such person may have furnished to the other persons identified in this Section 10(e) in writing in accordance herewith.

(f) Parties in Interest. The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Notice Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Shelf Registration Statement. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if a Notice Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

(g) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of law.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(k) Survival. The respective indemnities, agreements, covenants, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Initial Purchasers, any Holder, or any officer, director, partner, employee, representative or agent of the Initial Purchasers or Holder, any agent or underwriter, any officer, director, partner, employee, representative or agent of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.

11. Submission to Jurisdiction; Appointment of Agent for Service.

The Company agrees that any suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding thereupon and may be enforced in any other court in the jurisdiction to which the Company is or may be subject by suit upon such judgment.

[Remainder of Page Intentionally Left Blank]

Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Very truly yours, ACQUICOR TECHNOLOGY INC.

By:	/s/ Gilbert F. Amelio
Name: Gilbert F. Amelio
Title: Chairman and Chief Executive Officer

Accepted as of the date hereof:

CRT CAPITAL GROUP LLC

By: /s/ Christopher Chase
      Name: Christopher Chase
      Title: Managing Director

NEEDHAM & COMPANY, LLC

By: /s/ Joseph Dews
       Name: Joseph Dews
       Title: Managing Director

[Signature Page to Registration Rights Agreement]

APPENDIX A

8% CONVERTIBLE SENIOR NOTES DUE 2011

SELLING SECURITY HOLDER
NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder (the “Selling Security Holder”) of 8% Convertible Senior Notes due 2011 (the “Notes”) of Acquicor Technology Inc. ( the “Company”) or shares of common stock, par value $0.0001, of the Company issuable upon conversion of the Notes (together with the Notes, the “Registrable Securities”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement (the “Registration Agreement”), dated as of December 19, 2006 between the Company and the Initial Purchasers named therein. A copy of the Registration Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities will be required to be named as a selling security holder in the related prospectus, deliver the prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Agreement applicable to such beneficial owner (including certain indemnification provisions thereof). In order to have Registrable Securities included in the Shelf Registration Statement, this Notice and Questionnaire must be completed, executed and delivered to the Company at the address specified below ON OR BEFORE ●, 2007. Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire (i) will not be named as selling security holders in the Shelf Registration Statement and (ii) may not use the related prospectus for resales of Registrable Securities. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement.

Certain legal consequences arise from being named as selling security holders in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Shelf Registration Statement and the related prospectus.

Election

The undersigned Selling Security Holder of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3) (unless otherwise specified under Item (3)). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound by the terms and conditions of this Notice and Questionnaire and the Registration Agreement, including without limitation, Section 5 of the Registration Agreement, as if the undersigned were an original party thereto.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the undersigned agrees to deliver to the Company and the Trustee the Notice of Transfer (completed and signed) set forth on Exhibit 1 to this Notice and Questionnaire.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

Questionnaire

1.    (a) Full legal name of Selling Security Holder:

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(b) Full legal name of registered holder (if not the same as (a) above) through which Registrable Securities  listed in Item (3) below are held (if the Registrable Securities are held through a broker-dealer or other third  party and, as a result, you do not know the legal name of the registered holder, please complete Item (1)(c)  below):

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(c) Full legal name of broker-dealer or other third party through which Registrable Securities listed in Item  (3) below are held:

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(d) Full legal name of DTC Participant (if applicable and if not the same as (b) or (c) above) through which  Registrable Securities listed in Item (3) below are held:

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(e) State whether the Selling Security Holder is a publicly-held entity or a subsidiary of a publicly-held  entity (i.e., an entity that has a class of securities registered under the Securities Exchange Act of 1934, as  amended):

Yes ____ No ____

If a subsidiary of a publicly-held entity, please identify the publicly-held parent entity: ________________
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(f) State whether the Selling Security Holder is an investment company or a subsidiary of an investment  company registered under the Investment Company Act of 1940:

Yes ____ No ____

If a subsidiary of an investment company, please identify the investment company parent entity: ________
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(g) If you answered “No” to questions (e) and (f), state the number of natural persons, publicly-held  entities or investment companies who have or share voting or investment control over the Registrable  Securities: _________________.

If your answer is 5 or fewer, please identify those natural persons, publicly-held entities or investment  companies:
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Please note that the SEC requires that these persons or entities be named in the prospectus.

2.     Address for Notices to Selling Security Holder:
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Telephone:_____________________________________________________________________________
Fax: __________________________________________________________________________________
Contact Person:_________________________________________________________________________

3.     Beneficial Ownership of Registrable Securities:

Except as set forth below in this Item (3), the undersigned does not own any Notes or shares of common  stock issued upon conversion, repurchase or redemption of any Notes.

Principal amount (or number of shares) of Registrable Securities beneficially owned: _________________
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CUSIP No(s). of such Registrable Securities beneficially owned: __________________________________

Number of shares of common stock (if any) issued upon conversion, repurchase or redemption of  Registrable securities: ____________________________________________________________________

Unless otherwise indicated in the space provided below, all Notes and all shares of common stock listed in  response to Item (3)(a) above, and all shares of common stock issuable upon conversion repurchase of  redemption of the Notes listed in response to Item (3)(a) above, will be included in the Shelf Registration  Statement. If the undersigned does not wish all such Notes or shares of common stock to be so included,  please indicate below the principal amount or the number of shares to be included:
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4.    Beneficial ownership of other securities of the Company owned by the Selling Security Holder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any  securities of the Company other than the Registrable Securities listed above in Item (3).

(a) Type and amount of other securities of the Company beneficially owned by the Selling Security Holder:
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(b) CUSIP No(s). of such other securities of the Company beneficially owned:
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5.     Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, directors or principal equity  holders (5% or more) has held any position or office or has had any other material relationship with the  Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:
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6.    Plan of Distribution

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters or broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Security Holder will be responsible for underwriting discounts or commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging positions they assume. The Selling Security holders may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities. The Selling Security Holder may pledge or grant security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Security Holder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling security holder for purposes of the prospectus.

State any exceptions here:
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Note: In no event will such method(s) of distribution take the form of an underwritten offering of the  Registrable Securities without the prior agreement of the Company.

7.    (a) State whether the Selling Security Holder will enter into “hedging transactions.”

Yes ____ No ____

If yes, you must provide a complete description of the hedging transactions into which the Selling Security  Holder will enter and the purpose of such hedging transactions.
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Please note that the SEC may deem short sales of securities covered by a registration statement prior  to the effectiveness of such registration statement as a violation of Section 5 of the Securities Act.

8.    (a) State whether the Selling Security Holder is a registered broker-dealer.

Yes ____ No ____

(b) State whether the Selling Security Holder received the Registrable Securities as compensation for  underwriting activities and, if so, provide a brief description of the transaction(s) involved.

Yes ____ No ____

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The SEC requires that all Selling Security Holders that are broker-dealers and that did not receive the Registrable Securities as compensation for underwriting activities must be named as underwriters in the prospectus for the Registrable Securities. Selling Security Holders, including those named as underwriters, must deliver copies of the prospectus to purchasers at or prior to the time of any sale of the Registrable Securities.

(c) State whether the Selling Security Holder is an affiliate of a registered broker-dealer and if so, list the  name(s) of the broker-dealer affiliate(s).

Yes ____ No ____

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If the answer is “Yes,” you must answer question (d) below.

(d) If the Selling Security Holder is an affiliate of a registered broker-dealer:

(i) Did the Selling Security Holder purchase the Registrable Securities in the ordinary course of business?

Yes ____ No ____

If the answer is “No,” to question (i) state any exceptions below:

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(ii) At the time of the purchase of the Registrable Securities, did the Selling Security Holder have any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ____ No ____

If the answer is “Yes” to question (ii), state any exceptions below:

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If the answer is “No” to question (i) or “Yes” to question (ii), you will be named as an underwriter in the  prospectus relating to the Registrable Securities.

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By signing below, the undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations) and the provisions of the Securities Act, including without limitation those relating to prospectus delivery, in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

In the event that the Selling Security Holder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Security Holder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Agreement.

In accordance with the undersigned’s obligation under the Registration Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement is required to remain effective. All notices hereunder and pursuant to the Registration Agreement shall be made in writing at the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (8) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

Once this Notice and Questionnaire is executed by the Selling Security Holder and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Security Holder (with respect to Registrable Securities beneficially owned by such Selling Security Holder and listed in Item (3) above). This agreement shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Beneficial Owner

By: _______________________________________
Name: _____________________________________
Title: ______________________________________
Dated: _____________________________________

PLEASE RETURN THE COMPLETED AND EXECUTED
NOTICE AND QUESTIONNAIRE TO:

Acquicor Technology Inc.
4910 Birch Street, Suite 102
Newport Beach, California 92660
Phone:  (949) 759-3434
Facsimile:  (949) 266-9020
Attention:  Corporate Secretary

WITH A COPY TO:

Cooley Godward Kronish llp
101 California Street, 5th Floor
San Francisco, California 94111-5800
Phone: (415) 693-2000
Facsimile: (415) 693-2222
Attention: Gian-Michele a Marca